Exhibit 10 (iii)



           MONMOUTH REAL ESTATE INVESTMENT CORPORATION

          Employment of the Executive Vice-President -

                     Cynthia J. Morgenstern



              AGREEMENT EFFECTIVE JANUARY 15, 2003



    BY AND BETWEEN:    Monmouth Real Estate Investment
                       Corporation, A Delaware
                       Corporation ("Corporation")

    AND:               Cynthia J. Morgenstern ("Employee")

    Corporation desires to employ Employee to the business of
    the Corporation and   Employee desires to be so employed.
    The parties agree as follows:

    1.   Employment.

    Corporation agrees to employ Employee and Employee agrees to be employed in the capacity as Executive Vice-President for a term of one (1) year effective January 15, 2002 and terminating January 14, 2003.

    2.   Time and Efforts.

    Employee shall diligently and conscientiously devote her time and attention and use her best efforts in the discharge of her duties as Executive Vice-President of the Corporation.

    3.   Board of Directors.

   Employee should at all times discharge her duties in consultation with and under the supervision of the Board of Directors of the Corporation. In the performance of her duties, Employee shall make her principal office in such place as the Board of Directors of the Corporation and Employee from time to time agree.

    4.   Compensation.

   Corporation shall pay to Employee as compensation for her services a base salary of $145,000 annually, which shall be paid in equal weekly installments.

   In the event of the disability of employee, her salary shall continue for a period of two years payable monthly.

   Thereafter, the term of this Employment Agreement shall be automatically renewed and extended for successive one-year periods except that either party may, at least ninety (90) days prior to such expiration date or any anniversary thereof, give written notice to the other party electing that this Employment Agreement not be renewed or extended, in which event this Employment Agreement shall expire as of the expiration date or anniversary date, respectively.

   In the event a merger of the Corporation, or upon any change of control, defined as either voting control or control of 25% of the Board of Directors by other than the existing directors, Employee shall have the right to extend and renew this Employment Agreement so that the expiration date will be one year from the date of merger, or change of control. If there is a termination of employment for any reason, either involuntary or voluntary, Employee shall be entitled to receive one year's compensation at the date of termination. The compensation is to be at the greater of current compensation or that at the date of merger or change of control.



   5.   Bonuses.

   Bonuses shall be paid at the discretion of the Board of Directors or the President.

   6.   Expenses.

   Corporation will reimburse Employee for reasonable and necessary expenses incurred by her in carrying out her duties under this Agreement. Employee shall present to the Corporation from time to time an itemized account of such expenses in such form as may be required by the Corporation.

   7.   Vacation.

   Employee shall be entitled to take four (4) paid weeks vacation per year.

   8.   Pension.

   Employee, at her option, may participate in the 401-k plan of United Mobile Homes, Inc., according to its terms.

   9.        Life and Health Insurance Benefits.

   Employee shall be entitled during the term of this Agreement to participate in all health insurance and group life insurance benefit plans providing benefits generally applicable to the employees of United Mobile Homes, Inc. as may be modified from time to time. Plan description is detailed in Exhibit A attached.

   10.  Notices.

   All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or such other addresses as either may designate in writing to the other party:

          Corporation:   MREIC
                         Juniper Business Plaza
                         3499 Route 9N, Suite 3C
                          Freehold, NJ 07728

               Employee: Cynthia J. Morgenstern
                         317 Ace Dr.
                         Wall. NJ  07719

   11.          Governing Law.

   This Agreement shall be construed and governed in accordance
   with the laws the State     of New Jersey.

   12.          Entire Contract.

   This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This agreement may be amended only in writing signed by both parties hereto.

   IN WITNESS WHEREOF, Corporation has by its appropriate officers signed and affixed its seal and Employee has signed and sealed this Agreement.

          MONMOUTH REAL ESTATE INVESTMENT CORPORATION






   (SEAL)           By:   /s/  Ernest V. Bencivenga, Treasurer




                    By:  /s/  Cynthia J. Morgenstern, Employee




 Dated: January 15, 2003